EXHIBIT 10.4

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of June 30, 2012 (the “Effective Date”), between EQMentor, Inc, a Delaware corporation (referred to as “Target”), and The E-Factor Corp., Inc., a Delaware corporation (hereinafter referred to as “Buyer”). The Buyer and Target are referred to collectively herein as the “Parties.”

BACKGROUND

WHEREAS, this Agreement contemplates a taxfree merger of the Target with and into the Buyer in a reorganization pursuant to the Internal Revenue Code § 368(a).  The Target shareholders (“Target Shareholders”) will receive capital stock in the Buyer in exchange for their capital stock in the Target. Upon consummation of the Merger, Target will cease to exist, and Buyer will be the surviving corporation.

WHEREAS, the Board of Directors of the Target and Target Shareholders have, (i) approved, and deemed it advisable and in the best interests of the Target and its shareholders to consummate, the Merger (as defined below), upon the terms and subject to the conditions set forth in this Agreement.

WHEREAS, the Board of Directors of Buyer have determined that the Merger is consistent with and in furtherance of the long-term business strategy of Buyer and has approved and adopted this Agreement, the Merger and the other transactions contemplated by this Agreement.  This Agreement has been approved and adopted by the Board of Directors of Buyer.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, the Parties agree as follows.

Section 1. Definitions.

(a) The Merger.  On and subject to the terms and conditions of this Agreement, the Target will merge with and into the Buyer (the “Merger”) at the Effective Time (as defined below).  The Buyer shall be the corporation surviving the Merger (the “Surviving Corporation”).

(b) The Closing.  The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place a place to be mutually agreed upon on June 30, 2012 following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Parties may mutually determine (the “Closing Date”).

(c) Actions at the Closing.  At the Closing and except as set forth in Section 1(d) below, (i) the Target will deliver to the Buyer the various certificates, instruments and documents referred to in Section 5(a) below, (ii) the Buyer will deliver to the Target the various certificates, instruments, and documents referred to in Section 5(b) below, (iii) the Buyer and the Target will file with the Secretary of State of the State of Delaware  a Certificate of Merger and State of Delaware, Certificate of Merger in the forms mutually agreed (the “Merger Filings”) and (iv) the Buyer will deliver to the shareholders of Target the certificate evidencing any share of the capital stock of the Buyer issued in the Merger.

(d) Effect of Merger.

(i) General.  The Merger shall become effective at the time (the “Effective Time”) the Buyer and the Target file the Certificate of Merger with the Secretary of State of the State of

0

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Delaware.  The Merger shall have the effect set forth in the Delaware General Corporation Law and law governing corporations in the State of Delaware.  The Surviving Corporation may, at any time after the Effective Time, take any action (including executing and delivering any document) in the name and on behalf of either the Buyer or the Target in order to carry out and effectuate the transactions contemplated by this Agreement.

(ii) Certificate of Incorporation.  The Certificate of Incorporation of the Buyer in effect at and as of the Effective Time will remain the Certificate of Incorporation of the Surviving Corporation without any modification or amendment in the Merger.

(iii) Bylaws.  The Bylaws of the Buyer in effect at and as of the Effective Time will remain the Bylaws of the Surviving Corporation without any modification or amendment in the Merger.

(iv) Directors and Officers.  The directors and officers of the Buyer in office at and as of the Effective Time will remain the directors and officers of the Surviving Corporation (retaining their respective positions and terms of office), except that Dr. Izzy Justice shall be an officer, in accordance with the terms of his Employment Agreement (as defined below), and appointed as a Director of the Surviving Corporation.

(v) Consideration. The consideration for the Merger shall be as follows (collectively the “Merger Consideration”) at and as of the Effective Time, (A) each  share of the Target’s Series A Preferred Stock, par value $.001 per share (“Preferred Share”) and Common Stock, par value par value $.001 per share (“Common Share”) (the Preferred Shares and Common Shares shall be collectively referred to as “Preferred Shares and Common Shares”) (other than any Preferred Share and Common Share which any shareholder who or which has exercised his, her or its appraisal rights under the Delaware General Corporation Law holds of record (“Dissenting Share”) shall be converted into the right to receive a number of Acquisition Stock (defined below) so that Preferred Share and Common Shareholders shall own Common Stock, par value $.001 per share (“Common Stock”) of Buyer in the specific amounts set forth in Exhibit A at the Effective Time (the ratio of  Acquisition Stock to one Preferred Share and one Common Share is referred to herein as the “Conversion Ratio”) and each Dissenting Share shall be converted into the right to receive payment from the Surviving Corporation with respect thereto in accordance with the provisions of the Delaware General Corporation Law; provided, however, that the Conversion Ratio shall be subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split, or other change in the number of Preferred Shares and Common Shares outstanding.  No Preferred Share or Common Share shall be deemed to be outstanding or to have any rights other than those set forth above in this Section 1(d)(v) after the Effective Time. Notwithstanding the aforesaid, the number of Acquisition Stock issuable under this Agreement shall be subject to the adjustment as follows:

(1) Upon the occurrence of any transaction whereby the Acquisition Stock issued to Target Shareholders (A) becomes tradeable on any public market, whether national or international, regardless of whether such event occurs through an acquisition, merger or any similar transaction or through the filing of a registration statement or similar filing or (B) on a Change of Control (as defined below) (“Determination Date”), if the per Acquisition Share FMV (as defined below) is lower than US$2.9541, a further number of Buyer’s Common Stock shall be issued pro rata to the Target Shareholders in the percentages set forth in Exhibit A, rounded to the nearest whole share of Buyer’s Common Stock, according to the following calculation:

US$2,000,000 / FMV – 679,094

(2) In the event the FMV is higher than US$2.9541on the Determination Date, no Acquisition Stock which have been granted hereof shall be forfeited by the Target Shareholders on

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the Determination Date if the EQMentor division of the Surviving Corporation meets or exceeds its budget revenue number for 2012 as follows:

	June	July	August	September	October	November	December	Totals
Revenue	0	30,000	40,000	50,000	40,750	54,333	67,917	283,000

and for 2013 budget revenue numbers as mutually agreed (adjusted for such time as has elapsed since the Closing Date and Determination Date) on such Determination Date (“Budgeted Revenue Number”).

(3) in the event the FMV is higher than US$2.9541 on the Determination Date and the EQMentor division of the Surviving Corporation does not meet or exceed its Budgeted Revenue Number on such Determination Date, a certain number of Acquisition Stock shall be forfeited by the Target Shareholders on the Determination Date, pro rata in the percentages set forth in Exhibit A, rounded to the nearest whole Acquisition Share, according to the following calculation:

US$2,000,000 / FMV – 679,094

For avoidance of doubt and solely for the purpose of this Section, if the Determination Date is not a trading date, the latest next trading date should be deemed as the Determination Date. For purposes of this Agreement “FMV” shall mean the last reported sale price thereof on the Determination Date as an average of the last reported “bid” and “asked” prices on the Determination Date as reported in a customary financial reporting service. For purpose of this Agreement a “Change of Control” shall be deemed to have occurred upon the earliest to occur of the following events: (x) the shareholders of the Buyer approve a merger or consolidation of the Buyer with any other corporation or other legal entity, other than (1) a merger or consolidation which would result in the voting securities of the Buyer outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) fifty percent (50%) or more of the combined voting power of the voting securities of the Buyer or such surviving entity outstanding immediately after such merger or consolidation or (2) a merger or consolidation effected to implement a recapitalization of the Buyer (or similar transaction) in which no “person” (as hereinabove defined) other than a “person” who, on the date of this Agreement, shall have been the “beneficial owner” (as hereinabove defined) of or have voting control over shares of capital stock of the Buyer possessing more than twenty five percent (25%) of the combined voting power of the Buyer’s then outstanding securities acquires more than fifty percent (50%) of the combined voting power of the Buyer’s then outstanding securities; (y) the shareholders of the Buyer approve a plan of complete liquidation of the Buyer or an agreement for the sale or disposition by the Buyer of all or substantially all of the Buyer’s assets (or any transaction having a similar effect); or (z) any person acting on behalf of the Buyer as underwriter pursuant to an offering who is temporarily holding securities in connection with such offering, any trustee or other fiduciary holding securities under an employee benefit plan of the Buyer, or any “person” who, on the date of this Agreement, shall have been the “beneficial owner” of or have voting control over shares of capital stock of the Buyer possessing more than twenty-five percent (25%) of the combined voting power of the Buyer’s then outstanding securities is or becomes the “beneficial owner”, directly or indirectly, of securities of the Buyer representing fifty percent (50%) or more of the combined voting power of the Buyer’s then outstanding securities.

(e) Procedure for Payment.

(i) Conversion of Target Capital Stock.  On the Closing Date, the Buyer will furnish to the holder of Preferred Shares and Common Shares a stock certificate (issued in the name of the Target Shareholder) representing that number of Acquisition Stock equal to the product of (A) the Conversion Ratio for each Preferred Share and Common Share, as applicable times (B) the number of

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outstanding Preferred Shares and Common Shares, respectively. Upon the receipt of Acquisition Stock, each Preferred Shareholder and Common Shareholder shall complete the transfer provision on the reverse side of each certificate of Preferred Share and Common Share of capital stock transferring said shares to Buyer. Subject to Section 1(d), each Preferred Share and Common Share issued and outstanding immediately prior to the Effective Time, will be automatically canceled and extinguished and automatically converted into the number of shares of acquisition stock (the "Acquisition Stock") determined by the Conversion Ratio (the "Target Outstanding Shares").

(ii) Cancellation of Target Stock.  Each Preferred Share and Common Share held by Target Shareholders immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

(iii) Target Stock Options.  At the Effective Time, all options to purchase Target Common Stock then outstanding under the Target 2007 Equity Incentive Plan (“Target Options”) shall be cancelled in accordance with Section 5(b)(vi).

(iv) Target Warrants.  At the Effective Time, all warrants to purchase Target Preferred Stock or Target Common Stock then outstanding (“Target Warrants”) shall be cancelled in accordance with Section 5(b)(vi).

(v) Adjustments to Conversion Ratio.  The Conversion Ratio shall be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or similar distribution of securities convertible into Preferred Share and Common Shares, reorganization, recapitalization, reclassification or other like change with respect to Preferred Share and Common Shares occurring or having a record date on or after the date hereof and prior to the Effective Time, which shall not include any issuance of securities in connection with sales of stock, acquisitions, financings, etc.

(vi) Further Ownership Rights in Target Capital Stock.  All shares of Acquisition Stock issued in accordance with the terms hereof  shall be deemed to have been issued in full satisfaction of all rights pertaining to such Preferred Share and Common Shares, respectively and there shall be no further registration of transfers on the records of the Surviving Corporation of Preferred Share and Common Shares which were outstanding immediately prior to the Effective Time.  If after the Effective Time, certificates for Preferred Share and Common Shares are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Section 1.

(vii) Lost, Stolen or Destroyed Certificates.  In the event any certificates for  Preferred Share and Common Shares shall have been lost, stolen or destroyed, Buyer shall issue in exchange for such lost, stolen or destroyed Preferred Share and Common Shares certificates, upon the making of an affidavit of that fact by the holder thereof, certificates representing the shares of Acquisition Stock into which the Preferred Share and Common Shares represented by such Preferred Share and Common Shares certificates were converted pursuant to this Section, cash for fractional shares, if any, as may be required; provided, however, that Buyer may, in its discretion and as a condition precedent to the issuance of such Preferred Share and Common Shares certificates representing shares of Acquisition Stock, require the owner of such lost, stolen or destroyed Preferred Share and Common Shares certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Buyer and the Surviving Corporation, with respect to the Preferred Share and Common Shares certificates alleged to have been lost, stolen or destroyed.

(viii) Tax and Accounting Consequences. It is intended by the parties hereto that the Merger shall constitute a

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reorganization within the meaning of Section 368(a) of the Code.  The parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of the United States Income Tax Regulations.

(ix) Taking of Necessary Action; Further Action.  If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Target, the officers and directors of Target will take all such lawful and necessary action.

(x) Fractional Shares.  No fraction of a share of Acquisition Stock will be issued by virtue of the Merger, but in lieu thereof each holder of Preferred Shares and Common Shares who would otherwise be entitled to a fraction of a share of Acquisition Stock (after aggregating all fractional shares of Acquisition Stock that otherwise would be received by such holder) shall receive from Buyer the nearest number of Acquisition Stock arrived at by rounding.

Section 2. Representations and Warranties of the Target

.  The Target represents and warrants to the Buyer that the statements contained in this Section 2 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 2), except as set forth in the disclosure schedule accompanying this Agreement (the “Disclosure Schedule”).  The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 2.

(a) Organization, Qualification and Corporate Power.   The Target is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation with full corporate power and authority to conduct its business as it is now being conducted, to own or use, and to perform all its obligations under this Agreement and any ancillary agreements.  The Target is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification.

(b) Capitalization. The authorized capital stock of the Target consists of shares of authorized Preferred Share and Common Shares as are issued and outstanding and owned by the Preferred Shareholders  and Common Shareholders in the amounts as set forth in Exhibit A. The Preferred Shares and Common Shares are duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights and there are no registration rights, voting trusts, proxies or other agreements or understandings with respect to any equity security of any class of the Target, except as set forth in the Target’s Stockholders Agreement. There are no options, warrants, rights or agreements obligating the Target to issue or sell any shares of capital stock or other equity interests of the Target, or any security convertible into or exchangeable for any such shares of capital stock or other equity interests of the Target, except as set forth in Section 2(b) of the Disclosure Schedule.  The Target does not own, directly or indirectly, any capital stock or other equity interest in any entity. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Target.

(c) Authorization of Transaction.  The execution and delivery of this Agreement by the Target and the consummation by the Target of the transactions and ancillary agreements contemplated by this Agreement have been duly and validly authorized by all necessary corporate action on the part of Target and no other corporate actions or proceedings on the part of the Target are necessary to authorize this Agreement or for the Target to consummate the transactions contemplated by this Agreement.  This Agreement constitutes a legal, valid and binding obligation of the Target, enforceable against the Target in accordance with its terms.

(d)

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Noncontravention.  No filing with, and no permit, authorization, consent or approval of any court of competent jurisdiction, regulatory authority or other public body, domestic or foreign (a "Governmental Entity"), is necessary for the consummation by the Buyer and the Target of the transactions contemplated by this Agreement, except for the Merger Filings. Neither the execution and delivery of this Agreement by the Target nor the consummation by the Target of the transactions contemplated by this Agreement nor compliance by the Target with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the Certificate of Incorporation or Bylaws of the Target, (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which any of the Target is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets) (iii) require the consent or waiver of any person (other than as set forth in Section 2(d) of the Disclosure Schedule) or result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, contract, agreement, permit, license, lease, purchase order, sales order, arrangement or other commitment or obligation to which the Target  is a party or by which the Target  may be bound or (iii) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency, or court to which any of the Target is subject. For purposes of this Agreement, a “Security Interest” means any mortgage, pledge, lien, encumbrance, charge or other security interest, other than (a) mechanic’s, materialmen’s and similar liens, (b) liens for taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements and (d) other liens arising in the Ordinary Course of Business (as defined below) and not incurred in connection with the borrowing of money. For purposes of this Agreement, “Ordinary Course of Business” means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

(e) Financial Statements.  Section 2(e) of the Disclosure Schedule sets forth the unaudited balance sheet of the Target as of December 31, 20011 and year to June 30, 2012 ("Balance Sheet") and statement of income (“Statement of Income”) of the Target as of December 31, 2011 and June 30, 2012   (the Balance Sheets and Income Statements shall collectively be referred to as the “Financial Statements”). The Financial Statements (including the notes thereto) present fairly and accurately the financial condition of the Target as of such dates and the results of operations of Target for such periods, are correct and complete, and are consistent with the books and records of Target (which books and records are correct and complete), provided that upon the Closing Date, or as soon thereafter as is practicable, the Long Term Liabilities listed on Target’s balance sheet shall be removed as Long Term Liabilities of the Surviving Corporation. Except as disclosed in the Financial Statements, since the date of the last prepared Financial Statements, Target has no liabilities (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for taxes, except for (i) liabilities noted in the Financial Statements and (ii) liabilities which have arisen in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law, except net liabilities incurred since the date of the Financial Statements in the ordinary course of business consistent with past practices, which do not create an aggregate net increase in liabilities (after taking into account any net increase in assets) in excess of $5,000.

(f) Litigation. There is no claim, action, suit, proceeding or investigation (collectively, a "Proceeding") pending or to the Knowledge of the Target threatened against the Target by any Governmental Entity, non-governmental body or by any third party. There are no unasserted claims, to the Knowledge of the Target, the assertion of which is likely, and which, if asserted, will allow a person to seek damages, an injunction or other legal, equitable, monetary or nonmonetary relief. There are no outstanding orders, writs, judgments, injunctions, decrees or settlements applicable to the Target that restricts the conduct

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of the Target. There is no action, suit or proceeding by the Target that the Target currently intends to initiate. For purposes of this Agreement, “Knowledge of the Target” means the actual knowledge of Dr. Izzy S. Justice.

(g) Compliance with Applicable Law and Certifications.  There are no permits, licenses, variances, exemptions, orders, zoning regulations, approvals and authorizations of all Governmental Entities to the Knowledge of the Target are necessary for the lawful conduct of the Target as currently conducted (the "Permits") and which the Target possesses. The Target is in compliance with all Permits, orders, writs, judgments, injunctions, decrees and settlements and applicable laws, ordinances, codes, rules, regulations and policies of any Governmental Entity to the Knowledge of the Target, after reasonable investigation, compliance by it is required.

(h) Taxes. There have been or will have been filed all Returns that are required to be filed on or before the Closing Date (giving regard to valid extensions) by the Target. All of such Returns are or will be true, accurate and complete in all material respects.  Correct copies of such Returns as filed (including any amended Returns) have been provided to the Buyer.  For purposes of this Agreement:  "Tax(es)" shall mean any federal, state, local, foreign (including possessions or territories of the United States) or other tax (whether income, excise, sales or use, ad valorem, franchise, real or personal property, transfer, employment, or any other kind of tax no matter how denominated), or any assessment, customs duty, levy, impost, withholding, or other governmental charge in the nature of a tax, and shall include all additions to tax, interest, penalties and fines with respect thereto.  "Return(s)" shall mean all reports, estimates, information statements and returns of any nature, including amended versions of any of the foregoing, relating to or required to be filed in connection with any Taxes pursuant to the statutes or regulations of any federal, state, local or foreign government taxing authority. All Taxes for which the Target is or will be liable (or that are imposed with respect to the Target) and that are due on or before the Closing Date (including without limitation Taxes shown to be due before the Closing Date on all Returns filed on or before the Closing Date and any Taxes for which the Target is liable in relation to the transactions contemplated herein) have been paid or will be paid in full, and all Taxes which are required to be withheld or collected by the Target on or before the Closing Date have been duly withheld and collected and, to the extent required, have been paid to the appropriate governmental authority or properly deposited as required by applicable law.  The Financial Statements accurately reflects accruals or reserves for all liabilities for Taxes accrued by the Target on or prior to the date of the Financial Statements.  As of the date of this Agreement, no taxing authority has asserted any deficiency or assessment, or proposed to the Target any adjustment, for any Taxes against the Target, except for the Taxes listed in Section 2(h) of the Disclosure Schedule and to the Knowledge of the Target no proposed, threatened or actual audit, examination or investigation by any taxing authority with respect to any Tax liability and/or Return of the Target except as set forth in Section 2(h) of the Disclosure Schedule.  In the event the Target becomes aware of any such asserted or threatened deficiency, assessment or adjustment, or any investigation, examination or audit, after the date of this Agreement, the Target will immediately notify the Buyer

(i) Intellectual Property.  Section 2(i) of the Disclosure Schedule contains a complete and accurate list and summary description of all patents, trademarks, trade names, service marks, copyrights, any applications for all of the foregoing, trade secrets and knowhow that are required for the conduct of the business of the Target as currently conducted (the "Target IP Rights") and specifies, where applicable, the jurisdictions in which each such the Target IP Rights have been issued or registered or in which an application for such issuance and registration has been filed, including the respective registration or application numbers and the names of all registered owners. Section 2(i) of the Disclosure Schedule contains a complete list of the Contracts related to Target’s IP Rights, to which the Target is a party or by which the Target is bound, except for license implied by the sale of a product and perpetual, paid-up licenses for commonly available software programs under which the Target is a licensee.

(i)

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To the Target’s Knowledge, the Target IP Rights are free and clear of all liens, claims, encumbrances, rights or equities whatsoever of any third party, including, without limitation, independent contractors or programmers heretofore involved in the creation or development of the programs, including that Buyer shall receive, pursuant to this Agreement, the complete and exclusive right, title, and interest in and to all tangible and intangible property rights existing in the Target IP Rights. Target has not entered into any agreement, license, release, or order that restricts the right of or Buyer to exploit the Target IP Rights in any way. The Target has taken reasonable and practicable steps designed to safeguard and maintain the secrecy and confidentiality of, and its proprietary rights in, all the Target IP Rights and the intellectual property rights of third parties entrusted to them and has filed and paid for all registrations, maintenance and renewal applications.

(ii) To the Target’s Knowledge, neither the manufacture, marketing, license, sale or intended use of any product or technology currently licensed or sold or under development by the Target violates any license or agreement between the Target and any third party or infringes any intellectual property right of any other party; and there is no pending or threatened claim or litigation contesting the validity, ownership or right to use, sell, license or dispose of any of the Target’s IP Rights, nor to the Target’s Knowledge, is there any basis for any such claim that is likely to be successful, nor has the Target received any notice asserting that any of the Target’s IP Rights or the proposed use, sale, license or disposition thereof conflicts or will conflict with the rights of any other party, nor is there any basis for any such assertion. To the Target’s Knowledge, there is no unauthorized use, infringement or misappropriation under any of the Target’s IP Rights by any third party, including any employee or former employee of the Target.

(j) Transactions with Affiliates. Except as set forth in Section 2(j) of the Disclosure Schedule, the Target has no outstanding liabilities or obligations for amounts owing to or from, or leases, contracts or other commitments or arrangements with the Target or other shareholders, directors, officers, employees or other affiliates.

(k) Material Contracts. Section 2(k) of the Disclosure Schedule sets forth a complete list of the oral and written contracts of the Target (“Contracts”), including, without limitation, the following notes, leases, licenses, contracts, bonds, surety or agreements of any kind or nature: (i) each indenture, mortgage, note, installment obligation, surety or agreement relating to the borrowing of money by the Target or any guaranty by the Target of any obligation for borrowed money; (ii) each agreement that limits the freedom of the Target to compete in the Target or with any person or in any geographical area, otherwise to conduct the Target as presently conducted or granting any exclusive distribution rights; (iii) each agency, dealer, sales representative, marketing or other similar agreement; (iv) each contract or agreement with distributors, dealers, manufacturer's representatives or sales agents; (v) other than this Agreement, each agreement for the acquisition or disposition of assets, other than in the ordinary course of business consistent with past practice; (vi) all leasehold interests in real property (the “Leased Properties”); (vii) each partnership, joint venture or other similar agreement or arrangement; (viii) all leases, capitalized or otherwise, relating to the leasing of personal property; (ix) any obligation to sell or to register the sale of any of the shares of capital stock or other securities of the Target; (x) any employment or consulting agreement, contract or commitment with any officer, employee or consultant, other than those that are terminable by the Target on no more than thirty days notice without liability or financial obligation, except to the extent general principles of wrongful termination law may limit the Target's ability to terminate employees at will, and excepting any such agreements between Buyer and such persons.

(l) Title to Assets. The Target does not own any real property. The Target has good and valid title to all of the assets necessary to operate the business, properties and other rights, free and clear of all Liens, other than Permitted Liens. There exist no defaults or conditions which, with the giving of notice or the passage of time, or both, would constitute a default by the Target or the other party thereto with respect to the leases for the Leased Properties. "Permitted Liens" means (i) Liens for current taxes not yet due and

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payable and (ii) mechanics', carriers', workers' and other similar Liens arising or incurred in the ordinary course of business consistent with past practice.

(m) Brokers' and Finders' Fees. Except as set forth on Section 2(m) of the Disclosure Schedule, Target has not incurred, or will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

(n) Disclosure.  No representation or warranty of Target contained in this Agreement, and no statement contained in the Disclosure Schedule or in any certificate, list or other writing furnished to Buyer pursuant to any provision of this Agreement (including without limitation the Financial Statements) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in the light of the circumstances under which they were made, not misleading.

Section 3. Representations and Warranties of the Buyer

.  The Buyer represents and warrants to the Target that the statements contained in this Section 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3), except as set forth in the Disclosure Schedule.

(a) Organization, Qualification and Corporate Power.   The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation with full corporate power and authority to conduct its business as it is now being conducted, to own or use, and to perform all its obligations under this Agreement and any ancillary agreements.  The Buyer is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification.

(b) Capitalization. Buyer’s authorized capital stock consists of up to 10,000,000 shares of authorized common stock, par value $0.001 per share (“Buyer’s Common Stock”). The Buyer’s Common Stock are issued and outstanding and owned by the Buyer shareholders in the amounts as set forth in Exhibit B. The shares of Buyer’s Common Stock are duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights and there are no registration rights, voting trusts, proxies or other agreements or understandings with respect to any equity security of any class of the Buyer. There are no options, warrants, rights or agreements obligating the Buyer to issue or sell any shares of capital stock or other equity interests of the Buyer, or any security convertible into or exchangeable for any such shares of capital stock or other equity interests of the Buyer, except as may exist between Buyer and third-parties except as set forth in Section 3(b) of the Disclosure Schedule.  The Buyer does not own, directly or indirectly, any capital stock or other equity interest in any entity. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Buyer.

(c) Authorization of Transaction.  The execution and delivery of this Agreement by the Buyer and the consummation by the Buyer of the transactions and ancillary agreements contemplated by this Agreement have been duly and validly authorized by all necessary corporate action on the part of Buyer and no other corporate actions or proceedings on the part of the Buyer are necessary to authorize this Agreement or for the Buyer to consummate the transactions contemplated by this Agreement.  This Agreement constitutes a legal, valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms.

(d) Litigation. There is no claim, action, suit, proceeding; investigation or customer complaints of any kind (collectively, a "Proceeding") pending or threatened against the Buyer by any

EXHIBIT 10.4

Governmental Entity, non-governmental body or by any third party. There are no unasserted claims, of which the Buyer is aware, the assertion of which is likely, and which, if asserted, will allow a person to seek damages, an injunction or other legal, equitable, monetary or nonmonetary relief. There are no outstanding orders, writs, judgments, injunctions, decrees or settlements applicable to the Buyer that restricts the conduct of the Buyer. There is no action, suit or proceeding by the Buyer that the Buyer currently intends to initiate.

(e) Acquisition Stock. All of the Acquisition Stock to be issued in the Merger have been duly authorized and, upon consummation of the Merger, will be validly issued, fully paid, and nonassessable and when so issued and delivered in accordance with the provisions of this Agreement, shall be free and clear of all liens and encumbrances and adverse claims, other than restrictions on transfer created by applicable securities laws and will not have been issued in violation of their respective properties or any preemptive rights or rights of first refusal or similar rights.

(f) Noncontravention.  To the Knowledge of any director or officer of the Buyer, neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of the charter or bylaws of the Buyer or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject, except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation or failure to give notice would not have a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement.  To the Knowledge of any director or officer of the Buyer, and other than in connection with the provisions of the Delaware corporation law, the Securities Exchange Act of 1934, as amended, the Securities Act of 1933, as amended, and the state securities laws, the Buyer does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement, except where the failure to give notice, to file, or to obtain any authorization, consent, or approval would not have a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement.

(g) Financial Statements.  Section 3(g) of the Disclosure Schedule sets forth the unaudited balance sheet of the Buyer as of December 31, 20011 and year to June 30, 2012 ("Balance Sheet") and statement of income (“Statement of Income”) of the Buyer as of December 31, 2011 and June 30, 2012   (the Balance Sheets and Income Statements shall collectively be referred to as the “Financial Statements”). The Financial Statements (including the notes thereto) present fairly and accurately the financial condition of the Buyer as of such dates and the results of operations of Buyer for such periods, are correct and complete, and are consistent with the books and records of Buyer (which books and records are correct and complete). Except as disclosed in the Financial Statements, since the date of the last prepared Financial Statements, Buyer has no liabilities (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for taxes, except for (i) liabilities noted in the Financial Statements and (ii) liabilities which have arisen in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law, except net liabilities incurred since the date of the Financial Statements in the ordinary course of business consistent with past practices, which do not create an aggregate net increase in liabilities (after taking into account any net increase in assets) in excess of $5,000.

Section 4. Covenants

.  The Parties agree as follows with respect to the period from and after the execution of this Agreement.

(a)

EXHIBIT 10.4

General.  Each of the Parties will use commercially reasonable efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 5 below).

(b) Notices and Consents.  The Target will give any notices to third parties, and will use its best efforts to obtain any third party consents, that the Buyer may request in connection with the Closing, including that Dr. Izzy Justice will use all reasonable efforts to have the Target or the Buyer removed from the loan currently between Target and Wachovia Bank, National Association  within 15 days of the Closing Date.

(c) Regulatory Matters and Approvals.  Each of the Parties will give any notices to, make any filings with, and use its reasonable efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the Merger.

(d) Cash, Accounts Receivable and Accounts Payable True Up. The Target’s cash balance, outstanding accounts receivable and outstanding accounts payable are set forth in Section 4(d) of the Disclosure Schedule. Within five business days following the end of each 30 day period after the Closing commencing on September 1, 2012 and with the last payment on December 31, 2012 (each an “AR Payment Date”), Buyer shall determine the aggregate amount of Target’s accounts receivable set forth on Schedule 4(d) plus the cash at Closing that have been collected by the Buyer during each such 30 day period (the “Collected AR”).  If on an AR Payment Date, the aggregate amount of Collected AR through such date exceeds the Target’s account payables for that date as set forth on Schedule 4(d), then Buyer shall deliver to Dr. Izzy Justice, in immediately available funds, the amount equal to (y) such excess, less (z) any prior amounts previously delivered to Dr. Justice, pursuant to this Section 4(d).

(e) Registration Rights. The registration rights set forth in Exhibit D between the Target Shareholders and the Buyer shall remain in effect.

Section 5. Conditions to Obligation to Close.

(a) Conditions to Obligation of the Target.  The obligation of the Target to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

(i)  this Agreement and the Merger shall have received the Buyer Shareholders and Board approval;

(ii)  the representations and warranties set forth in Section 2 above shall be true and correct in all material respects at and as of the Closing Date;

(iii) Buyer shall have entered into a employment agreement with Dr. Izzy Justice in the form set forth in Exhibit C to this Agreement (“Employment Agreement”);

(iv) Buyer shall have appointed Dr. Izzy Justice as a Director;

(v) the Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing; and

(vi) Section 5(a) of the Disclosure Schedule, contains a list of the names of all employees (including without limitation part-time employees and temporary employees), leased employees, independent

EXHIBIT 10.4

contractors and consultants of Target, together with their respective salaries or wages, other compensation, and positions that Target shall assume and to which Target agrees to provide equity compensation in amounts to be determined and granted within 30 days of the Closing.

(b) Conditions to Obligation of the Buyer.  The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions

(i) this Agreement and the Merger shall have received the Target and Buyer shareholder approval;

(ii) the Target shall have procured all of the third party consents required by Buyer for the Merger;

(iii) the representations and warranties set forth in Section 2 above shall be true and correct in all material respects at and as of the Closing Date and all Schedules shall be complete;

(iv) the Target shall have performed and complied with all of its covenants hereunder in all material respects through the Closing Date;

(v) the Buyer shall have received the resignations, effective as of the Closing, of each director and officer of the Target; and

(vi) Target shall terminate the Target Option Plan and any Target Warrants prior to the Closing Date, such that if any Target Options or Target Warrant have not been exercised prior to the Closing Date, then such Target Options shall terminate upon and may not be exercised on or after the Closing Date.

Section 6. Indemnification.

(a) Survival Periods.  All representations and warranties of the parties contained in this Agreement, the Disclosure Schedule, or any certificate delivered in connection herewith shall survive the Closing until six (6) months from the Closing Date; provided, that (i) the representations and warranties set forth in Sections 2(b) and 2(h) hereof shall survive until the expiration of the applicable statutes of limitation and (ii) any claim that arises out of any intentional misrepresentation or fraud of Target shall survive until the expiration of the applicable statutes of limitation.  The covenants and agreements of the parties hereto shall survive the Closing in accordance with their terms.  For purposes of this Agreement, the representations and warranties of the Target contained herein shall be deemed to include the Disclosure Schedule.

(b) Indemnity. Subject to the other provisions of this Section 6, from and after the Closing, Target shall indemnify and hold harmless the Buyer and its affiliates, each of the Buyer's and its affiliates' directors, officers, employees, representatives and agents (collectively, the "Representatives") from and against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims and damages of any kind (collectively, "Damages") to the extent they are the result of (i) any intentional misrepresentation or fraudulent breach of any representation or warranty made by the Target in this Agreement, the Disclosure Schedule, or any certificate delivered in connection herewith, claim for which is made prior to the expiration of the survival period under Section 6(a); or (ii) any intentional misrepresentation or fraudulent breach by the Target of any covenant or obligation of the Target to be performed after the Closing under the terms of this Agreement.

(c)

EXHIBIT 10.4

Third Party Claims. If an Buyer intends to seek indemnification pursuant to this Section 5, such Buyer shall promptly notify Buyer, as the case may be (the "Indemnifying Party"), in writing of such claim describing such claim in reasonable detail; provided, that the failure to provide such notice shall not affect the obligations of the Indemnifying Party unless it is actually and materially prejudiced thereby, subject, however, to the time periods specified in Section 6(a) hereof.  In the event that such claim involves a claim by a third party and  that arose as from those acts or failure to act by Target set forth in Section 6(b)  then the Target shall be the Indemnifying Party, and shall have an exclusive right 30 days after receipt of such notice to decide whether it will undertake, conduct and control, through counsel of its own choosing and at its own expense, the settlement or defense thereof, and if it so decides, the Buyer shall fully cooperate with it in connection therewith; provided, that the Buyer may participate in such settlement or defense through counsel chosen by it; and provided, further, that the fees and expenses of such counsel shall be borne by the Buyer.  Notwithstanding anything in this Section 6(c) to the contrary, the Indemnifying Party may, without the consent of the Buyer, settle or compromise any action or consent to the entry of any judgment which includes as an unconditional term thereof the delivery by the claimant or plaintiff to the Buyer of a duly executed written release of the Buyer from all liability in respect of such action, and any other necessary documents, which documents shall be reasonably satisfactory in form and substance to counsel for the Buyer.  If the Indemnifying Party does not notify the Buyer within 30 days after the receipt of the Buyer's notice of a claim of indemnity hereunder that it elects to undertake the defense thereof, the Buyer shall have the right to contest, settle or compromise the claim but shall not thereby waive any right to indemnity therefore pursuant to this Agreement; provided, that any such settlement shall include as an unconditional term thereof the delivery by the claimant or plaintiff to the Indemnifying Party of a duly executed written release of the Indemnifying Party from all liability in respect of such actions, and any other necessary documents. Each party shall cooperate fully with each other party in all aspects of any investigation, defense, pre-trial activities, trial, compromise, settlement or discharge of any claim in respect of which indemnity is sought pursuant to Section 5, including, but not limited to, providing the other party with reasonable access to employees and officers (including as witnesses) and other information.

Section 7. Miscellaneous.

(a) Survival.  None of the representations, warranties and covenants of the Parties (other than the provisions in Sections 4, 6 and 7, will survive the Effective Time.

(b) Press Releases and Public Announcements.  No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other Party; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publiclytraded securities (in which case the disclosing Party will use its reasonable best efforts to advise the other Party prior to making the disclosure).

(c) No Third Party Beneficiaries.  This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns; provided, however, that (i) the provisions in Section 1 above concerning issuance of the Acquisition Stock and are intended for the benefit of the Preferred Share and Common Shareholders and (ii) the provisions in Section 6 above concerning insurance and indemnification are intended for the benefit of the individuals specified therein and their respective legal representatives.

(d) Entire Agreement.  This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

(e)

EXHIBIT 10.4

Succession and Assignment.  This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns.  No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party.

(f) Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

(g) Headings.  The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(h) Notices.  All notices, requests, demands, claims and other communications hereunder will be in writing.  Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to the Target:

20901 Torrence Chapel Road Suite 101Cornelius, North Carolina 28031

Attention: Dr. Izzy S. Justice

If to the Buyer:

Adrie Reinders, President and Chief Executive Officer

870 Market Street, Suite 828

San Francisco CA 94102

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient.  Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

(i) Governing Law.  This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

(j) Amendments and Waivers.  The Parties may mutually amend any provision of this Agreement at any time prior to the Effective Time with the prior authorization of their respective boards of directors; provided, however, that any amendment effected subsequent to shareholder approval will be subject to the restrictions contained in the Delaware and Delaware General Corporation Law.  No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by both of the Parties.  No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

(k)

EXHIBIT 10.4

Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

(l) Construction.  The Parties have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires.  The word “including” shall mean including, without limitation.

(m) Incorporation of Exhibits and Schedules.  The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

(n) Specific Performance.  Each Party acknowledges that it will be irreparably damaged (and damages at Law would be an inadequate remedy) if this Agreement is not specifically enforced.  Accordingly, in the event of any such breach, any Party may, in addition to any other rights and remedies existing in their favor, enforce their rights and the other Party's obligations hereunder by an action or actions for specific performance, injunctive and/or other relief, without any requirement of proving actual damages or posting any bond or other security.

[SIGNATURES ON THE FOLLOWING PAGE]

EXHIBIT 10.4

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on as of the date first above written.

EQMENTOR, INC.

By

Dr. Izzy S. Justice, Chief Executive Officer

Title:

THE E-FACTOR CORP., INC.

By________________________________________

   Adrie Reinders, President and Chief Executive Officer

EXHIBIT 10.4

Exhibit A

Preferred Share and Common Shareholder List and Shares of Buyer’s Stock Received in Merger

(Attached)

EXHIBIT 10.4

Exhibit B

Buyers Capitalization Table

See Attached

EXHIBIT 10.4

Exhibit C

Dr. Justice Employment Agreement

(Attached)

EXHIBIT 10.4

Exhibit D

Registration Rights

1. Buyer Registration.  If the Buyer proposes to register (including, for this purpose, a registration effected by the Buyer for stockholders other than the Target Shareholders who become holders of Buyer’s capital stock pursuant to this Agreement (“Holder”)) any of its securities under the Securities Act in connection with the public offering of such securities, the Buyer shall, at such time, promptly give each Holder notice of such proposed registration.  Upon the request of each Holder given within ten (10) days after such notice is given by the Buyer, the Buyer shall, subject to the provisions of Section 2 , cause to be registered all of the Buyer’s capital stock held by the Target Shareholders (“ Registrable Securities ”) that each such Holder has requested to be included in such registration.  The Buyer shall have the right to terminate or withdraw any registration initiated by it under this Section 1 before the effective date of such registration, whether or not any Holder has elected to include any of its Registrable Securities in such registration.  The expenses (other than Selling Expenses) of such withdrawn registration by the Buyer shall be borne by the Buyer.

2. Underwriting Requirements.  In connection with any offering involving an underwriting of shares of the Buyer’s capital stock pursuant to Section 1 , the Buyer shall not be required to include any of the Registrable Securities in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between the Buyer and its underwriters.  Notwithstanding the foregoing, in no event shall the number of Registrable Securities included in the offering be reduced unless all other securities (other than securities to be sold by the Buyer) are first entirely excluded from the offering ..

3. Obligations of the Buyer.  Whenever required under this Exhibit D to effect the registration of any Registrable Securities, the Buyer shall, as expeditiously as reasonably possible:

a.

prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that such one hundred twenty (120) day period shall be extended for a period of time equal to the period the Holder refrains, at the request of an underwriter of Common Stock (or other securities) of the Buyer, from selling any securities included in such registration;

b.

prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;

c.

furnish to the selling Holders such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Holders may reasonably request in order to facilitate their disposition of their Registrable Securities;

d.

use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Holders; provided that the Buyer shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Buyer is already subject to service in such jurisdiction and except as may be required by the Securities Act;

e.

EXHIBIT 10.4

in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter (s) of such offering;

f.

use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Buyer are then listed;

g.

provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

h.

promptly make available for inspection by the selling Holders, any underwriter (s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Buyer, and cause the Buyer’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent , in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith ;

i.

notify each selling Holder, promptly after the Buyer receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed; and

j.

after such registration statement becomes effective, notify each selling Holder of any request by the SEC that the Buyer amend or supplement such registration statement or prospectus.

1. Furnish Information.  It shall be a condition precedent to the obligations of the Buyer to take any action pursuant to this Section 4 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Buyer such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder’s Registrable Securities.

2. Expenses of Registration.  All expenses incurred in connection with registrations, filings, or qualifications pursuant to this Exhibit D, including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Buyer; and the reasonable fees and disbursements of one counsel for the selling Holders shall be borne and paid by the Buyer.

3. Reports Under Exchange Act.  With a view to making available to the Holders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Buyer to the public without registration or pursuant to a registration on Form S3, the Buyer shall: (a) make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the registration statement filed by the Buyer for the IPO; (b) use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Buyer under the Securities Act and the Exchange Act (at any time after the Buyer has become subject to such reporting requirements); and (c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) to the extent accurate , a written statement by the Buyer that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the registration statement filed by the Buyer for the IPO), the Securities Act, and the Exchange Act (at any time after the Buyer has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S 3 (at any time after the

EXHIBIT 10.4

Buyer so qualifies); and (ii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration (at any time after the Buyer has become subject to the reporting requirements under the Exchange Act) or pursuant to Form S3 (at any time after the Buyer so qualifies to use such form).

4. Grant of Additional Registration Rights.  The Buyer will not grant registration rights to any other Person that are superior to the foregoing registration rights without the consent of the holders of a majority of the outstanding Registerable Securities.

5.  Termination of Registration Rights.  The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Exhibit D shall terminate upon the earliest to occur of: (a) the closing of a sale of all of the Company’s capital stock, merger or sale of assets ; (b) such time as Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such Holder’s shares without limitation during a three-month period without registration ..